SCHEDULE 14A

                     Information Required in Proxy Statement

Reg.ss.240.14a-101

                            SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant   |X|

Filed by a Party other than the Registrant  [ ]


Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))

|X|  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ] Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12


                        MEDICAL TECHNOLOGY SYSTEMS, INC.
                _______________________________________________

                (Name of Registrant as Specified in its Charter)


      ____________________________________________________________________
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)


Payment of Filing Fee (Check the appropriate box)

|X|  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:
     2) Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (1)
     4) Proposed maximum aggregate value of transaction:
     5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
     2) Form, Schedule or Registration No.:
     3) Filing Party:
     4) Date Filed:

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                [LETTERHEAD OF MEDICAL TECHNOLOGY SYSTEMS, INC.]


                                                                 August 24, 2001

     Dear Stockholder:

     You are invited to attend the Annual Meeting of Stockholders of Medical Technology Systems, Inc. (the "Company"), which will be held at the Feather Sound Country Club, Sandpiper Room, 2201 Feather Sound Drive, Clearwater, Florida, 33762 on September 25, 2001 at 10:00 a.m., local time.

     The notice of the meeting and proxy statement on the following pages covers the formal business of the meeting. Whether or not you expect to attend the meeting, please sign, date, and return your proxy promptly in the enclosed envelope to assure your stock will be represented at the meeting. If you decide to attend the annual meeting and vote in person, you will, of course, have that opportunity.

     The continuing interest of the stockholders in the business of the Company is gratefully acknowledged. We hope many will attend the meeting.


                                                      Sincerely,


                                                      /s/ Michael P. Conroy
                                                      ---------------------
                                                      Michael P. Conroy
                                                      Secretary

                        MEDICAL TECHNOLOGY SYSTEMS, INC.
                           12920 Automobile Boulevard
                            Clearwater, Florida 33762

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               September 25, 2001


     The Annual Meeting of Stockholders (the "Meeting") of Medical Technology Systems, Inc. will be held at the at the Feather Sound Country Club, Sandpiper Room, 2201 Feather Sound Drive, Clearwater, Florida, 33762 on September 25, 2001 at 10:00 a.m., local time, for the following purposes.

1. To elect four members of the Board of Directors, each of whom will serve until the 2002 Annual Meeting of Stockholders;

2.   To  ratify  the   appointment  of  Grant  Thornton  LLP  as  the  Company's
     independent certified public accountants for fiscal year 2002;

3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on August 8, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting.

     Stockholders are requested to vote, date, sign and promptly return the enclosed proxy in the envelope provided for that purpose, WHETHER OR NOT THEY INTEND TO BE PRESENT AT THE MEETING.

                                            By Order of the Board of Directors,


                                            /s/ Michael P. Conroy
                                            ---------------------------
                                            Michael P. Conroy
                                            Secretary


Clearwater, Florida
August 24, 2001

                        MEDICAL TECHNOLOGY SYSTEMS, INC.


                                 PROXY STATEMENT


                ANNUAL MEETING AND PROXY SOLICITATION INFORMATION


     This proxy statement is first being sent to stockholders on or about August 24, 2001, in connection with the solicitation of proxies by the Board of Directors of Medical Technology Systems, Inc. (the "Company"), to be voted at the Annual Meeting of Stockholders to be held on September 25, 2001, and at any adjournment thereof (the "Meeting"). The close of business on August 8, 2001 has been fixed as the record date of the determination of stockholders entitled to notice of and to vote at the Meeting. At the close of business on the record date, the Company had outstanding approximately 4,267,028 shares of Common Stock, par value $.01 per share (the "Common Stock") entitled to one vote per share.

     Shares represented by duly executed proxies in the accompanying form received by the Company prior to the Meeting will be voted at the Meeting. If stockholders specify in the proxy a choice with respect to any matter to be acted upon, the shares represented by such proxies will be voted as specified. If a proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted according to the recommendation of the Board of Directors on that proposal. The Board of Directors recommends a vote FOR the election of directors listed on the proxies and other proposals described in this Proxy Statement. The Board of Directors knows of no other matters that may be brought before the Meeting. However, if any other matters are properly presented for action, it is the intention of the named proxies to vote on them according to their best judgment.

     Stockholders who hold their shares through an intermediary must provide instructions on voting as requested by their bank or broker. A stockholder who signs and returns a proxy may revoke it at any time before it is voted by taking one of the following three actions: (i) giving written notice of the revocation to the Secretary of the Company; (ii) executing and delivering a proxy with a later date; or (iii) voting in person at the Meeting.

     Approval of the election of directors will require a plurality of the votes cast at the Meeting, provided a quorum is present. Votes cast by proxy or in person at the Meeting will be tabulated by one or more inspectors of election appointed at the Meeting, who will also determine whether a quorum is present for the transaction of business. Abstentions and broker non-votes will be counted as shares present in the determination of whether shares of the Company's Common Stock represented at the Meeting constitute a quorum. With respect to matters to be acted upon at the Meeting, abstentions and broker non-votes will not be counted for the purpose of determining whether a proposal has been approved.

     The expense of preparing, printing, and mailing proxy materials to stockholders of the Company will be borne by the Company. In addition to solicitations by mail, regular employees of the Company may solicit proxies on behalf of the Board of Directors in person or by telephone. The Company will reimburse brokerage houses and other nominees for their expenses in forwarding proxy material to beneficial owners of the Company's stock.

     The executive offices of the Company are located at 12920 Automobile Boulevard, Clearwater, Florida, 33762 and the Company's telephone number is
(727) 576-6311.

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                            CERTAIN BENEFICIAL OWNERS


     The following table sets forth, as of July 19, 2001, certain information regarding the beneficial ownership of the Common Stock by (i) each director of the Company, (ii) each executive officer named in the Summary Compensation Table, (iii) each person who is known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, and (iv) all directors and executive officers of the Company as a group.


                     Name and Address of                         Amount and Nature of        Common Stock Voting
                     Beneficial Owner (1)                        Beneficial Ownership             Percentage
    -----------------------------------------------------       ----------------------      ---------------------
                                                                      1,934,033                     45.3%
    Todd E.  Siegel,  individually  and  through the
    Siegel Family QTIP Trust (2)(3)

    David Kazarian (4)                                                   41,436                      1.0%

    Michael P. Conroy (5)                                               327,000                      7.3%

    John Stanton (6)                                                     79,686                      1.9%

    Michael D. Stevenson (7)                                            268,300                      6.0%

    All Officers and Directors as a Group (5 persons)                 2,650,455                     54.6%

    Gerald Couture (8)                                                  308,000                      7.1%

-----------------------------------------------

(1) The business address for Messrs. Siegel, Kazarian, Conroy, Stanton and Stevenson is 12920 Automobile Boulevard, Clearwater, Florida 33762.

(2) Todd E. Siegel is the trustee of the Siegel Family QTIP Trust, established pursuant to the Siegel Family Revocable Trust (the "Trust"), and accordingly controls the shares owned of record by the Trust. The Trust is the managing partner of JADE Partners (the "Partnership") and accordingly controls the Partnership. Currently, Mr. Siegel owns 74,308 shares of Common Stock individually. The Partnership owns 1,756,125 shares of Common Stock.

(3) Includes options to acquire 103,600 shares of Common Stock, of which 32,000 options are exercisable at $4.08 per share, 24,000 are exercisable at $2.50 per share, 23,600 are exercisable at $1.88, 8,000 are exercisable at $1.50, 8,000 are exercisable at $.78 and 8,000 are exercisable at $.48.

(4) Includes options to acquire 28,400 shares, of which 2,400 are exercisable at $4.08, 14,000 are exercisable at $2.50 and 12,000 are exercisable at $1.50 and includes 1,250 shares of Common Stock held by his wife for which Mr. Kazarian disclaims beneficial ownership.

(5) Includes options to acquire 221,000 shares of Common Stock of which 10,000 shares are exercisable at $2.50 and 60,000 are exercisable at $1.88 and 151,000 are exercisable at $1.50.

(6) Includes option to acquire 24,400 shares of which 2,400 are exercisable at $2.50 and 22,000 are exercisable at $1.50.

(7) Includes options to acquire 217,800 shares of which 4,000 are exercisable at $15.00, 800 exercisable at $10.00, 40,000 are exercisable at $2.50, 20,000 are exercisable at $1.88 and 153,000 are exercisable at $1.50.

(8) Gerald Couture is a former officer and Director of the Company. Includes 54,400 options exercisable at $4.08.

                                   MANAGEMENT


Directors and Executive Officers

     Set forth below is certain information, as of August 8, 2001, with respect to each person who is currently a director or executive officer of the Company.

                                                                                                         Year First
             Name                                  Positions Held (1)                         Age         Became a
                                                                                                          Director
  --------------------------    -------------------------------------------------------     -------    -------------
  Todd E. Siegel                Chairman of the Board of Directors, President                  43           1986
                                  and Chief Executive Officer

  David Kazarian                Director                                                       59           1988

  Michael P. Conroy             Director, Chief Financial Officer, Vice President              53           1996
                                  and Secretary

  John Stanton                  Director, Vice Chairman of the Board of Directors              52           1996

  Michael D. Stevenson          Vice President, Chief Operating Officer                        38

-----------------

(1) Each director serves a one-year term that expires at the Annual Meeting or when his successor is duly elected and qualified.

     Todd E. Siegel. Mr. Siegel became President and Chief Executive Officer of the Company in 1992 and has served as a director of the Company since 1985. Mr. Siegel served from 1988 to 1992 as Executive Vice President and Chief Operating Officer of the Company and from 1985 to 1988 as Vice President of Sales. Additionally, Mr. Siegel served as the Company's Secretary from 1986 to 1996. See "Certain Transactions" and "Employment Agreements".


     David Kazarian. Mr. Kazarian has served as a director of the Company since 1988. Prior to its sale in December 1990, Mr. Kazarian and his wife owned and operated Kazarian Pharmacy. Since March 1991, Mr. Kazarian has been the founder and President of Infuserve America, Inc., a firm involved in the home health care business.

     Michael P. Conroy. Mr. Conroy has served as a director of the Company since 1996. Mr. Conroy was selected as Chief Financial Officer, Vice President and Secretary by the Board of Directors in August 1996. Prior to 1996, Mr. Conroy was President of CFO Financial Services, Inc. Mr. Conroy is a Certified Public Accountant. See "Employment Agreements".

     John  Stanton.  Mr.  Stanton has served as a director of the Company  since
1996. Since 1981, Mr. Stanton has been President of Florida Engineered Construction Products Corporation, which is a privately owned company. Mr. Stanton also serves as President of Octofoil, Inc., an entity that assists other companies with strategic planning.

     Michael D. Stevenson. Mr. Stevenson was selected as Chief Operating Officer in July 2000. Prior to his selection as Chief Operating Officer, Mr. Stevenson served in several capacities including General Manager. Mr. Stevenson's employment with the Company began in 1986.

Compensation of Directors

     Directors, who are not otherwise employees of the Company, are paid a $750 fee for attending meetings. The fee is $350 if a meeting is held telephonically. In addition, for each year that an individual, who is not otherwise an employee of the Company, serves as a director, he is issued options to acquire 2,000 shares of the Company's Common Stock at an exercise price equal to the fair market value of such shares on the date of issuance. However, if the fair market value of a share of the Company's Common Stock is $1.00 or less on the date of issuance, the options granted will entitle the holder to purchase Common Stock of the Company for $1.00 per share. Directors' options are issued as of the date of each annual meeting of directors. Directors must serve until the next annual meeting of stockholders to vest their options issued in the prior year. The options expire 10 years from their issuance date. In addition, in April 2001, Mr. Stanton was granted options to purchase 20,000 shares of Common Stock exercisable at $1.50, and Mr. Kazarian was granted options to purchase 10,000 shares of Common Stock exercisable at $1.50. The Additional options were granted for consulting services provided to the Company during the fiscal year ended March 31, 2001.


          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT


     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of the Common Stock of the Company, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors, and ten-percent stockholders are required by the SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.


     Based solely on its review of the copies of such reports received by it, and written representations from certain reporting persons that no SEC Forms 3, 4, or 5 were required to be filed by those persons, the Company believes that during fiscal year 2001, its officers, directors and ten percent beneficial owners timely complied with all applicable filing requirements.


                             EXECUTIVE COMPENSATION


     Summary Compensation Table. The table below sets forth certain information concerning the compensation paid during fiscal years 1999, 2000, and 2001 to the Company's Executive Officers. No other executive officer received total annual compensation in excess of $100,000.

                                                                             Annual Compensation
                                                           ---------------------------------------------------------
         Name and Principal Position            Fiscal                       SAR /        Other         Securities
                                                 Year       Salary ($)       Bonus       ($) (1)        Underlying
                                                                                                       Options/SARs
 --------------------------------------------   --------   ------------   -----------   ----------   ---------------
  Todd E. Siegel                                  2001       $214,793      $50,868       $15,896         8,000  (2)
    President and                                 2000       $209,457      $21,016       $11,766         8,000  (2)
     Chief Executive Officer                      1999       $191,029           $0       $18,206         8,000  (2)

  Michael P. Conroy                               2001        $136,160      $34,137        $7,941        60,000
    Vice President and                            2000        $130,508      $18,021        $7,596             0
     Chief Financial Officer                      1999        $127,685           $0       $10,537        10,000

  Michael D. Stevenson                            2001        $124,691      $31,500        $5,650        20,000
    Vice President and                            2000        $108,955      $32,000        $5,400             0
     Chief Operating Officer                      1999         $87,185      $16,016        $5,400             0

-------------------

(1) Includes automobile expenses, health and life insurance premiums paid by the Company for the benefit of named individuals.

(2) Consists of options Mr. Siegel received to purchase 8,000 shares of the Company's Common Stock per year pursuant to a long-term incentive agreement (see "Employment Agreement").


     Option Grants in 2001. The table below sets forth information concerning grants of stock options to the executive officers for the fiscal year ended March 31, 2001.

                               Number of Securities        Percent of Total
                                Underlying Options        Options Granted to      Exercise Price      Expiration
            Name                    Granted in               Employees in            Per Share           Date
                                 Fiscal Year 2001          Fiscal Year 2001
  ------------------------    ----------------------    ----------------------    ---------------    ------------
  Todd E. Siegel                      8,000                      6.2%                 $1.50              2011

  Michael P. Conroy                  60,000                     46.8%                 $1.88              2010

  Michael D. Stevenson               20,000                     15.6%                 $1.88              2010


-----------------

     Aggregated Option Table. The following table sets forth information concerning options held by the executive officers at the end of fiscal year 2001.

                                Number of Securities Underlying Exercised         Value of Unexercised In-The-Money
                                     Options/SARS at Fiscal Year-End               Options/SARS at Fiscal Year-End
           Name
                                                   (#)                                           ($)
--------------------------    ---------------------------------------------    ---------------------------------------
Todd E. Siegel                                  103,600                                        $13,920

Michael P. Conroy                                70,000                                             $0

Michael D. Stevenson                             64,800                                             $0

-----------------

Employment Agreements

     Effective September 1, 1999, the Company entered into an Employment Agreement with Mr. Todd E. Siegel (the "Siegel Employment Agreement"). The Siegel Employment Agreement is for a five-year term. Mr. Siegel's base salary for the period September 1, 1999 through August 31, 2000, was $210,000, and that amount increases 4% per year to approximately $246,000 for the fifth year of his agreement ending August 31, 2004. The Siegel Employment Agreement also provides, among other things, that Mr. Siegel is entitled to an annual bonus equal to 3% of the Company's net income after taxes and further provides that Mr. Siegel may elect to receive compensation in the form of the Company's restricted Common Stock in lieu of cash. Such stock is valued at sixty percent (60%) of the closing bid price of the Company's stock on the date of the election. The Siegel Employment Agreement also provides for severance payments equal to a lump sum payment of 299% of his then current base salary in the event of (i) a change of control and a subsequent termination without cause of Mr. Siegel or (ii) a material reduction in his compensation. The Siegel Employment Agreement contains a restrictive covenant not to compete, solicit or disclose confidential information during the term of the agreement.

     The Company and Mr. Siegel entered into an Executive Stock Appreciation Rights and Non-Qualified Stock Option Agreement (the "Long-Term Incentive Agreement") in 1995 to provide for the long-term incentive of Mr. Siegel and the alignment of his interest with those of the Company's stockholders. The Long-Term Incentive Agreement grants Mr. Siegel a stock appreciation right ("SAR") equal to 3.25% of the incremental increase in the value of the Company between successive fiscal years. Originally, value was defined to mean the difference between the total market capitalization of the Company between successive fiscal year ends. In October 2000, the Long-Term Incentive Agreement was amended by establishing a floor value of the total market capitalization of the Company. The floor value is the highest total market capitalization at the end of any fiscal year. The amendment further provided that the incremental increase in the value of the Company would be defined as the difference between the total market capitalization of the Company at the end of each fiscal year and the floor value at the beginning of the same fiscal year. The total market capitalization means the total number of shares of Common Stock outstanding multiplied by the closing price of the Common Stock traded on the NASD OTC Bulletin Board or other quotation service. The amount payable to Mr. Siegel under the Long-Term Incentive Agreement for fiscal 2001 was $131,000.

     Mr. Siegel has the option of receiving his rights to the SARs in the form of cash or the Company's Common Stock equal to the cash value. The shares of Common Stock issued to Mr. Siegel are valued at one-half of the fair market value of the Company's Common Stock as of March 31 in the year for which the SARs are granted (the "Valuation Date"). In the event of a change of control or sale of the Company's business, Mr. Siegel's rights under his SARs are accelerated and immediately vested. Pursuant to the Long-Term Incentive Agreement, the Company granted Mr. Siegel the right to acquire up to 8,000 shares of its Common Stock on an annual basis at a purchase price equal to the fair market value of such shares as of the end of each fiscal year during the term of this agreement. The options are non-qualified and have a ten-year term.

     Effective March 2, 2001, the Company entered into an Employment Agreement with Mr. Michael P. Conroy, the Chief Financial Officer. The Employment Agreement is for a five-year term. Mr. Conroy's base salary for the period March 2001 through February 2002 is $148,720 and that amount increases 4% per year to approximately $174,000 in the year ending February 2006. The Employment Agreement provides, among other things, that Mr. Conroy is entitled to an annual bonus equal to 2% of the Company's net income after taxes and further provides that Mr. Conroy may elect to receive compensation in the form of the Company's restricted Common Stock in lieu of cash. Such stock is valued at sixty percent (60%) of the closing bid price of the Company's stock on the date of the election.


                              CERTAIN TRANSACTIONS


     The JADE Family Partnership ("Partnership") was the holder of 6,500,000 shares of Voting Preferred Stock. The Siegel Family QTIP Trust, established pursuant to the terms of the Siegel Family Revocable Trust (the "Trust"), which originally acquired the shares of Voting Preferred Stock in 1986 for the aggregate par value of the shares ($650.00), transferred the shares to the Siegel Family Limited Partnership in 1993. The Siegel Family Limited Partnership transferred the shares to the Partnership in 1994. The Company's CEO is the trustee of the Trust, which is the managing general partner of the Partnership, and accordingly, controls the shares held by the Partnership.

     The Voting Preferred Stock had two votes per share on all matters submitted to a vote of other holders of Common Stock. In addition to preferential voting rights, the Voting Preferred Stock was entitled to receive upon dissolution or liquidation of the Company, the first $10,000 of proceeds distributed to stockholders of the Company upon such events. Thereafter, the Voting Preferred Stock was entitled to no additional amounts upon dissolution or liquidation of the Company. The Voting Preferred Stock had no dividend rights, redemption provisions, sinking fund provisions or conversion, preemptive or exchange rights. The Voting Preferred Stock was not subject to further calls or assessments by the Company.

     In December 2000, the Siegel Family Limited Partnership exchanged 6,500,000 shares of voting preferred stock for 4,000,000 shares of Common Stock of the Company. The exchange of Preferred for Common shares was approved by the common shareholders of the Company.

     Harold B. Siegel was the inventor of the patents and other proprietary rights for the equipment and processes that the Company uses and sells. The Trust is the assignee of all such proprietary and patent rights used in the Company's business. In October 1986, the Company was granted rights to an exclusive perpetual license from the Trust to utilize the know-how and patent rights assigned to the Trust by Harold B. Siegel in the manufacture and sale of the Company's medication dispensing systems.

     The license granted to the Company by the Trust may only be terminated by the Trust in the event the Company: (i) ceases to utilize the know-how created by the Trust; (ii) defaults in making any royalty payment and fails to remedy such default within 40 days after written notice by the Trust; or (iii) becomes insolvent, makes any assignment for the benefit of creditors, is adjudged bankrupt, or if a receiver or trustee of the Company's property is appointed. Under such circumstances, the license will automatically terminate. In addition, the Trust has granted the Company the right to sublicense the rights granted under the license agreement between the Company and the Trust.

     The Trust was originally entitled to receive a royalty of 2% of the gross revenues realized from the sale of the Company's products. The license agreement further provided that the Trust would waive any royalty fees owed by the Company in the event the Company did not generate a pretax profit in any fiscal year.

     In September 1990, the Company, the Trust and Harold B. Siegel entered into an agreement whereby the Company issued the Trust 1,500,000 shares of Common Stock and the Trust and Harold B. Siegel agreed to reduce future royalties due under the license agreement from 2% to 1%. For fiscal year 2001, the Company paid $50,000 to the Trust for royalties. In addition, royalties of $382,000 due for fiscal years prior to March 31, 2001were unpaid at March 31, 2001.

     Todd E. Siegel is a guarantor of the Company's outstanding term loan with SouthTrust Bank. Mr. Siegel agreed to unconditionally guarantee the full and timely payment of the term loan. Should the Company default on any of the payments to SouthTrust Bank, Mr. Siegel has agreed to immediately cure such default on demand of the Bank. If Mr. Siegel fails to cure the default, the Bank may proceed directly against Mr. Siegel for payment in a court of competent jurisdiction.

     In August 1998, Mr. Siegel loaned the Company $100,000 for general working capital needs. The loan was repaid according to its terms during fiscal year 2001. As part of the consideration for making the loan, Mr. Siegel received options to acquire 23,600 shares of the Company's Common stock exercisable for ten years at $1.88 per share.

     The Company has entered into indemnification agreements with each of its directors, including Mr. Siegel. The indemnification agreements authorize indemnification of such directors to the full extent authorized or permitted by law.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Board Compensation Committee Report on Executive Compensation and the Performance Graph shall not be incorporated by reference into any such filings.


Board Compensation Committee Report on Executive Compensation

     The Board of Directors, which acts as the compensation committee for the Company, believes strongly that performance and, in turn, the maximization of stockholder value, depends to a significant extent on the establishment of a close alignment between the financial interest of stockholders and those of the Company's employees, including senior management. Compensation programs are designed to encourage and balance the attainment of short-term operational goals and long-term strategic initiatives.

     The Board of Directors believes that employees' ownership of a significant equity interest in the Company is a major incentive in building stockholder wealth and aligning the long-term interests of management and stockholders. The Board of Directors believes the Company has evolved to a point that establishment of an integrated plan that allows all employees to participate in the future growth of the Company is essential to retain and attract qualified personnel.

     The Company compensates Mr. Siegel, the Chief Executive Officer, in accordance with two agreements, the Employment Agreement and the Long-Term Incentive Agreement. See "Executive Compensation-Employment Agreements". During the year ended March 31, 2001, Mr. Siegel received a salary of $214,793 pursuant to the Employment Agreement. In accordance with the terms of the Long-Term Incentive Agreement, Mr. Siegel received options to acquire 8,000 shares of Common Stock. The Board of Directors believes that compensation under the Long-Term Incentive Agreement is consistent with the Board of Directors' policy of aligning the long-term interests of management and stockholders.

     The Securities and Exchange Commission requires compensation committees of public companies to state their compensation policies with respect to the recently enacted federal income tax laws that limit to $1 million the deductibility of compensation paid to executive officers named in proxy statements of such companies. In light of the current level of compensation for the Company's named executive officers, the Compensation Committee has not adopted a policy with respect to the deductibility limit, but will adopt such a policy should it become relevant.

Board of Directors

Todd E. Siegel
David Kazarian
Michael P. Conroy
John Stanton

                                PERFORMANCE GRAPH


     The following graph is a comparison of the cumulative total returns for the Company's Common Stock as compared with the cumulative total return for the
NASDAQ Index 100 Financial Value and the average performance of a group consisting of corporations with a similar market capitalization. The corporations making up this group are Sobieski BNCP, Flamemaster Corporation and Nitches, Inc. Company selected a group of corporations with a similar market capitalization because there is no public information available with respect to companies in the same line of business or peer issuers of publicly traded securities. The cumulative return of the Company was computed by dividing the difference between the price of the Company's Common Stock at the end and the beginning of the measurement period (March 31, 1996 to March 31, 2001) by the price of the Company's Common Stock at the beginning of the measurement period. The total return calculations are based upon an assumed $100 investment on March 31, 1996.

                       ---------   ---------   ---------   ---------   ---------   ---------
                        3/31/96     3/31/97     3/31/98     3/31/99     3/31/00     3/31/01
--------------------   ---------   ---------   ---------   ---------   ---------   ---------
Medical Technology       100          147         100          51          82         158
--------------------   ---------   ---------   ---------   ---------   ---------   ---------
NASDAQ Index 100         100          111         167         225         415         168
--------------------   ---------   ---------   ---------   ---------   ---------   ---------
Similar Market Cap       100          129         179         136         178         161
--------------------   ---------   ---------   ---------   ---------   ---------   ---------


                       PROPOSAL 1 - ELECTION OF DIRECTORS


     The Board of Directors of the Company consists of only one class of directors. The current terms of the four directors, Todd E. Siegel, David Kazarian, Michael P. Conroy and John Stanton, expire in 2001. Each director has been nominated to stand for election at the Meeting for a term ending in 2002, or until their respective successors have been duly elected and qualified.

     Information concerning each of the nominees is set forth under the caption "Management-Directors and Executive Officers". Unless otherwise indicated, votes will be cast pursuant to the accompanying proxy FOR the election of these nominees. Should any nominee become unable or unwilling to accept nomination or election for any reason, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors, which has no reason to believe that any of the nominees named will be unable or unwilling to serve if elected.


               PROPOSAL 2 - RATIFY THE APPOINTMENT OF INDEPENDENT
                           CERTIFIED PUBLIC ACCOUNTANT


     The Company's Board of Directors has appointed Grant Thornton LLP ("Grant Thornton") as independent accountants to audit the consolidated financial statements of the Company for the year ending March 31, 2001. Representatives of Grant Thornton are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions posed by stockholders. The Company has not had any changes in or disagreements with its independent accountants or accounting or financial disclosure issues. The Board of Directors recommends a vote FOR the ratification of the appointment of Grant Thornton as the Company's independent certified public accountant for fiscal year 2002.


              PROPOSALS OF STOCKHOLDERS FOR THE NEXT ANNUAL MEETING


     Proposals of stockholders intended for presentation at the next annual meeting must be received by the Company on or before April 15, 2002, in order to be included in the Company's proxy statement and form of proxy for that meeting.

                                  OTHER MATTERS

     The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented properly, it is intended that the enclosed Proxy will be voted in accordance with the judgment of the individuals named in the Proxy.

     The Company will provide to any stockholder, upon the written request of any such person, a copy of the Company's Annual Report on Form 10-K, including the financial statements and the schedules thereto, for its fiscal year ended March 31, 2001, as filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934. All such requests should be directed to Michael P. Conroy, Secretary, Medical Technology Systems, Inc., 12920 Automobile Boulevard, Clearwater, Florida 33762. No charge will be made for copies of such annual report; however, a reasonable charge for the exhibits will be made.


                                            By Order of the Board of Directors,

                                            /s/ Michael P. Conroy
                                            -----------------------------------
                                            Michael P. Conroy, Secretary

Clearwater, Florida
August 24, 2001

                        Medical Technology Systems, Inc.
                           12920 Automobile Boulevard
                            Clearwater, Florida 33762

                                      PROXY

           This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Todd E. Siegel and Michael P. Conroy or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them or their substitutes to represent and to vote, as designated below, all the shares of Common Stock of Medical Technology Systems, Inc. held of record by the undersigned on August 8, 2001, at the annual meeting of stockholders to be held on September 25, 2001 or any adjournment thereof.

1. ELECTION OF DIRECTORS [ ] FOR the nominees listed   [ ] WITHHOLD AUTHORITY
                             below (except as marked       to vote for the
                             to the contrary below)        nominees listed below


(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below)

         Todd E. Siegel, Michael P. Conroy, David Kazarian, John Stanton


1. Proposal to ratify the appointment of Grant Thornton LLP as the Company's independent Certified Public Accountants for fiscal year 2002.

         [ ] FOR                    [ ] AGAINST                [ ] ABSTAIN


2. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                   (Continued and to be signed on other side)

                                                     (Continued from other side)

  This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2.

[ ] Please check if you plan to attend the meeting.

                                          Dated:  ________________________, 2001


                                             -----------------------------------
                                                          Signature

                                             -----------------------------------
                                                         Print Name

                                             -----------------------------------
                                                  Signature if held jointly

                                             -----------------------------------
                                                          Print Name

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE